UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 15, 2011

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 15, 2011, Paychex, Inc. (“Paychex”) issued a press release announcing the appointment of Mark A. Bottini as Senior Vice President of Sales starting in mid-October. The press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).

Mr. Bottini, age 51, is a senior sales executive with experience leading Fortune 500 sales organizations specializing in business outsourcing. Most recently, he served as Vice President of Sales for Ricoh, North America, a provider of advanced office technology and innovative document imaging products, services, and software. In previous leadership roles with Ricoh and its predecessors, Mr. Bottini has had responsibility for service and operations as well as sales. He assumed his most recent position with Ricoh in 2008 when Ricoh acquired IKON Office Solutions, Inc. During his nearly 20 years with IKON, Mr. Bottini served in a variety of sales leadership and field management roles.

In addition to an initial cash payment, Mr. Bottini will participate in the same compensation and benefit arrangements available to other officers of Paychex.

In connection with his employment, Mr. Bottini also signed a standard confidentiality, non-solicitation, and non-compete agreement. The agreement precludes Mr. Bottini from:

•	competing with Paychex while an employee and for 12 months after separation from Paychex;

•	soliciting clients or referral sources for 24 months after separation from Paychex; and

•	recruiting or hiring, or attempting to recruit or hire, any employee for 24 months after separation from Paychex.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed with this Form 8-K.

Exhibit 99.1: Press Release of Paychex, Inc. dated September 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: September 16, 2011	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

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